SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 4, 2002


                                  METROBANCORP
                                  ------------
             (Exact name of Registrant as specified in its charter)


         Indiana                        000-23790                 35-1712167
----------------------------     ------------------------       -------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


10333 North Meridian Street, Suite 111, Indianapolis, Indiana       46290
-------------------------------------------------------------       -----
         (Address of Principal Executive Offices)                  Zip Code


                                 (317) 573-2400
               ---------------------------------------------------
               Registrant's telephone number, including area code)

Item 5.           Other Events

     On September 4, 2002, MetroBanCorp, an Indiana corporation, MetroBank, an Indiana state-chartered bank ("MetroBank"), First Indiana Corporation ("FIC"), FIC Acquisition Corporation, an Indiana corporation and wholly-owned subsidiary of FIC ("Merger Sub"), and First Indiana Bank, National Association ("First Indiana") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into MetroBanCorp, with MetroBanCorp as the surviving entity thereby becoming a wholly-owned subsidiary of FIC; MetroBanCorp will then merge with and into FIC (the "Company Merger"). Immediately thereafter, MetroBank will merge with and into First Indiana, with First Indiana as the surviving entity thereby continuing its existence under the federal banking laws (the "Bank Merger"). Collectively, the Company Merger and the Bank Merger will be referred to hereinafter as the "Mergers". As a result of the Company Merger, each issued and outstanding share of MetroBanCorp common stock will be converted into the right to receive a cash amount equal to Seventeen and No/100 Dollars ($17.00) (the "Conversion Price"). In addition, each outstanding option to purchase MetroBanCorp common stock will be converted into the right to receive cash in an amount equal to the excess of the Conversion Price over the exercise price. The consummation of the Mergers is subject to the approval of the shareholders of MetroBanCorp, receipt of necessary approvals under the state and federal banking laws and other customary closing conditions.

     In connection with the execution of the Merger Agreement, the Directors of MetroBanCorp have entered into a Voting Agreement pursuant to which they have agreed to vote certain shares of MetroBanCorp common stock, consisting of approximately 26.66% of the outstanding shares of MetroBanCorp, in favor of the Company Merger.


     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Joint Press Release is attached as Exhibit 99.1.

Item 7.           Financial Statements and Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits:

         Exhibit No.       Description

               2.1 Agreement and Plan of Merger, dated September 4, 2002, by and among MetroBanCorp, MetroBank, First Indiana Corporation, FIC Acquisition Corp. and First Indiana Bank, National Association.

               99.1        Joint Press Release, dated September 4, 2002.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                METROBANCORP
                                                (Registrant)


         Date: September 4, 2002                By: /s/ Charles V. Turean
                                                    -----------------------
                                                    Charles V. Turean









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

                                INDEX TO EXHIBITS


      Exhibit No.       Description



          2.1 Agreement and Plan of Merger, dated as of September 4, 2002, by and among MetroBanCorp, MetroBank, First Indiana Corporation, FIC Acquisition Corp. and First Indiana Bank, National Association.

          99.1          Joint Press Release, dated September 4, 2002.











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